Exhibit 99.2

Consolidated Financial Statements and Report of Independent Certified Public Accountants
Geospatial Holdings Inc. and Subsidiaries
December 31, 2016

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Geospatial Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Geospatial Holdings, Inc. (a Delaware corporation) and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Geospatial Holdings Inc. and subsidiaries as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Milwaukee, Wisconsin
November 30, 2017 (except for Notes A and H, as to which the date is February 26, 2020)

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd

Geospatial Holdings Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET
December 31, 2016

ASSETS	December 31, 2016
CURRENT ASSETS
Cash and cash equivalents	$5,281,664
Trade accounts receivable, net	10,328,174
Unbilled retainage receivable	264,711
Costs and estimated earnings in excess of billings on uncompleted contracts, net	7,700,581
Prepaid expenses and other current assets	1,325,342

Total current assets	24,900,472

PROPERTY, PLANT AND EQUIPMENT, NET	15,231,676

OTHER ASSETS
Goodwill	43,851,990
Other intangible assets, net	14,980,410

TOTAL ASSETS	$98,964,548

Geospatial Holdings Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET - CONTINUED
December 31, 2016

LIABILITIES AND STOCKHOLDERS’ EQUITY	December 31, 2016
CURRENT LIABILITIES
Current maturities of long-term debt, less deferred financing costs	$2,100,000
Current maturities of capital lease obligations	151,581
Accounts payable	4,965,074
Accrued expenses	4,162,766
Deferred revenues	675,605

Total current liabilities	12,055,026

LONG-TERM OBLIGATIONS
Long-term debt, less current maturities and deferred financing costs	47,597,489
Revolving line of credit, less deferred financing costs	8,991,489
Capital lease obligations, less current maturities	115,266
Total liabilities	68,759,270

STOCKHOLDERS’ EQUITY
Common stock	—
Preferred stock	46,836
Additional paid in capital	63,650,762
Retained deficit	(33,492,320)

Total stockholders’ equity	30,205,278

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$98,964,548

The accompanying notes are an integral part of this consolidated financial statement.

Geospatial Holdings Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 31, 2016

December 31, 2016

Net sales	$82,935,927

Cost of sales	61,142,986

Gross profit	21,792,941

Selling, general and administrative expenses	19,089,089

Amortization of intangible assets	4,653,611

Management fee to affiliated company	500,000

Operating loss	(2,449,759)

Other expenses
Interest expense, net	5,576,909
Other expense, net	1,043,632

Loss before provision for income taxes	(9,070,300)

Income tax benefit	(2,071,599)

NET LOSS	$(6,998,701)

The accompanying notes are an integral part of this consolidated financial statement.

Geospatial Holdings Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Year ended December 31, 2016

	Common stock		Preferred stock		Additional paid-in capital	Retained deficit	Total stockholders' equity
	Class A	Class B	Series A	Series B
Balance at January 2, 2016	$—	$—	$46,766	$40	$60,521,490	$(26,493,619)	$34,074,677

Issuance of preferred stock	—	—	—	30	2,999,970	—	3,000,000

Share-based compensation	—	—	—	—	129,302	—	129,302

Net loss	—	—	—	—	—	(6,998,701)	(6,998,701)

Balance at December 31, 2016	$—	$—	$46,766	$70	$63,650,762	$(33,492,320)	$30,205,278

The accompanying notes are an integral part of this consolidated financial statement.

Geospatial Holdings Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended December 31, 2016

December 31, 2016
Cash flows from operating activities:
Net loss	$(6,998,701)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	12,106,541
Gain on disposal of property, plant and equipment	(353,271)
Share-based compensation	129,302
Deferred tax benefit	(2,113,575)
Payable in-kind interest added to debt	774,824
Changes in operating assets and liabilities
Trade accounts receivable	874,324
Unbilled retainage receivable	750,349
Costs and estimated earnings in excess of billings on uncompleted contracts	4,807,038
Prepaid expenses and other assets	626,406
Accounts payable	(5,386,358)
Accrued expenses	(1,051,097)
Deferred revenues	(188,944)

Net cash provided by operating activities	3,976,838
Cash flows from investing activities:
Proceeds from sales of property, plant and equipment	1,848,446
Purchases of property, plant and equipment	(2,861,604)

Net cash used in investing activities	(1,013,158)

Cash flows from financing activities:
Issuance of preferred stock	3,000,000
Proceeds from revolving line of credit draw	2,000,000
Repayments of long-term debt	(3,500,000)
Repayments of notes payable	(2,651,161)
Repayments on capital leases	(158,739)

Net cash used in financing activities	(1,309,900)

Net increase in cash and cash equivalents	1,653,780

Cash and cash equivalents at beginning of year	3,627,884

Cash and cash equivalents at end of year	$5,281,664

Supplemental disclosures of cash flow information:
Cash paid during the year for
Interest	$4,302,495
Income taxes	28,713

The accompanying notes are an integral part of this consolidated financial statement.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Quantum Spatial, Inc. (Quantum Spatial or the Company) is a full-service geospatial solutions provider serving the North American market. Using its advanced LiDAR sensors and digital imagery cameras, the Company offers a diverse portfolio of imaging and remote sensing technologies that provide the capabilities for acquisition, analysis, integration and management of geospatial data. Customers in the energy, environmental, government, transportation and other markets utilize Quantum Spatial’s products and services to transform complex data relationships into meaningful and actionable information.
A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.
Basis of Presentation
The Company’s accounting period ends on the Saturday nearest December 31. The 2016 year ended on December 31, 2016.
Principles of Consolidation
The consolidated financial statements include the accounts of Geospatial Holdings, Inc., its wholly owned holding company, Aero-Metric Holdings Corp. and its wholly owned subsidiary, Quantum Spatial. On December 31, 2015, Quantum Spatial’s wholly owned subsidiaries Photo Science, Inc. and Watershed Sciences, Inc. were dissolved and merged into Quantum Spatial. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash is defined as cash on hand, balances in operating bank accounts and amounts due from depository institutions. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
Revenue and Cost Recognition
Lump-sum Contracts
For lump-sum contracts, the Company recognizes revenue based on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract (cost-to-cost method), in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 605-35, Construction-Type and Production-Type Contracts. This method is used as

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2016

management believes costs to be the best available measure of progress on these contracts. Contracts are considered complete when the work is substantially complete and accepted by the customer.
Time and Material Contracts
For time and material contracts, revenue is recognized as the work is performed in accordance with the guidance prescribed by ASC 605-35.
Milestone Contracts
For contracts that have fixed deliverables upon completion of individual milestones or upon completion of the project as a whole, the Company has applied revenue recognition guidance as prescribed by ASC 605-28, Milestone Method. Individual milestones are based on the completion of substantive steps outlined in the related contracts. These steps are defined by specific work to be performed, such as the flight plan, imagery design, aerial triangulation and mapping. Each step is unique and the steps are determined at the inception of the arrangement. The Company has historically applied a milestone method approach and recognizes revenue on these contracts after milestones are completed, the customer has been invoiced and collection is reasonably assured.
Contract costs associated with all of the above include all direct labor and material costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, insurance, repairs and depreciation. Changes in contract performance, contract conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to both cost of construction and revenues and are recognized in the period in which the revisions are determined. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized.
Costs and estimated earnings in excess of billings on uncompleted contracts represent revenues recognized in excess of amounts billed and are reported net of an allowance for losses in the amount of $40,000 as of December 31, 2016.
Software and Support Sales
For computer software and support arrangements that include multiple deliverables, the Company has applied the software revenue recognition rules as prescribed by ASC 985-605, Software - Revenue Recognition. Under the software revenue recognition rules, the fee from a multiple-deliverable arrangement is allocated to each of the undelivered elements based on vendor-specific objective evidence, which is limited to the price charged when the same deliverable is sold separately, with the residual value from the arrangement allocated to the delivered element. The portion of the fee that is allocated to each deliverable is then recognized as revenue when the criteria for revenue recognition are met with respect to that deliverable. All software revenue arrangements have been accounted for under this guidance. Computer software revenue is generally recognized upon delivery. Revenue related to post-contract customer support (PCS) is recognized over the period of the support to be provided. PCS arrangements typically have a term of one year.
Costs incurred to generate computer software, hardware and support-related revenue include research and development costs associated with product development, costs related to product support and installation, and inventory costs related to hardware sales. Amounts billed and collected before the services are performed are included in deferred revenues.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2016

Trade Accounts Receivable
The Company’s receivables are stated at the amount the Company expects to collect from outstanding balances. The Company provides for estimated uncollectible amounts, including sales discounts and allowances, through a charge to income and a credit to a valuation allowance based on management’s assessment of the current status of individual accounts, giving consideration to historical experience and existing economic conditions. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Accounts receivable are ordinarily due upon receipt. Accounts receivable at December 31, 2016 is reported net of an allowance for doubtful accounts of $751,522.
Unbilled Retainage Receivable
Unbilled retainage receivables represent revenue earned but not billed to customers until future dates, usually when a contract is approved by the customer.
Property, Plant and Equipment
Property, plant and equipment are stated at cost. Expenditures for major additions and improvements are capitalized, while minor repairs and maintenance are charged to expense as incurred. Depreciation is based on the estimated useful lives of depreciable assets and is provided using the straight-line method. When property is disposed of, the asset and related accumulated depreciation are removed from the accounts. Any resulting gain or loss is reflected in operations in the period incurred.
Intangible Assets
Intangible assets, not including goodwill, are composed of definite-lived customer relationships, non-compete agreements, internally developed technology and expertise, proprietary software, backlog and trademarks, as discussed in note D. Such intangible assets are stated at fair value at the time of the acquisition. The definite-lived intangible assets are being amortized over estimated periods of benefit using the straight-line method.
Impairment of Long-lived Assets
The Company reviews long-lived assets (excluding goodwill – see below) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair values of the assets. At December 31, 2016, no impairment was identified.
Goodwill
Goodwill represents the excess of purchase price paid over net assets acquired in a business combination. The Company evaluates the carrying value of goodwill, which represents the excess of the purchase price over the underlying tangible and intangible assets acquired and liabilities assumed, at year end and between

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2016

annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant change in legal factors or business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company first compares the fair value of the reporting unit to the carrying amount. If the carrying amount exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of goodwill to its carrying amount. The Company completed its annual evaluation of goodwill and concluded there was no impairment for the year ended December 31, 2016.
Fair Value of Financial Instruments
ASC 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Company’s financial instruments are cash and cash equivalents, trade accounts receivable, accounts payable, accrued liabilities and debt. The recorded values of cash and cash equivalents, trade accounts receivable, accounts payable and accrued liabilities approximate their fair values based on their short-term nature. The recorded values of debt approximate their fair values, as interest rates approximate market rates.
Advertising Costs
Costs incurred with respect to advertising, marketing and promotions are expensed when incurred. Advertising costs totaled $493,874 for the year ended December 31, 2016.
Income Taxes
U.S. federal and state income taxes are provided based on the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The tax effects of these differences are recorded as deferred income taxes. Deferred tax assets are evaluated at least annually as to their likelihood of recovery, and a valuation reserve would be recognized where it is more likely than not that the asset will not be realized.
The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company applies the uncertain tax position guidance to all tax positions for which the statute of limitations remains open. No material uncertain tax positions were noted for the year ended December 31, 2016.
The Company recognizes interest relating to income tax matters as a component of interest expense and recognizes penalties relating to income tax matters as a component of general and administrative expenses. Such interest and penalties have historically been immaterial.
The Company is subject to income taxes in the U.S. federal jurisdiction and various state jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment. The Company is generally subject to U.S. federal income tax examinations

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2016

by tax authorities for years 2013 through 2016, and is subject to state and local tax examinations by tax authorities for years 2012 through 2016.
Share-based Compensation
The Company measures all share-based payments, including grants of employee stock options, at fair value and expenses such payments and option grants in the consolidated statements of operations. The cost of employee services received in exchange for an award of equity instruments is measured based on the grant date fair value of the award and the probability of the award being received by the employee. The cost associated with the award is recognized over the period an employee is required to provide service in exchange for the award. Stock options are granted with an exercise price not less than the fair value on the date of grant as described in note J.
New Accounting Pronouncements
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, as a new topic, ASC Topic 606. The amendments are intended to provide a more robust framework for addressing revenue issues, improve comparability of revenue recognition practices and improve disclosure requirements. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 by one year. ASU 2015-14 is effective for annual reporting periods beginning after December 15, 2018, and shall be applied using either a full retrospective or modified retrospective approach. Early adoption is permitted. The Company is in the process of evaluating the impact of ASU 2015-14 on its consolidated financial statements.
In April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires entities to present debt issuance costs related to a recognized debt liability as a direct deduction from the carrying amount of the debt liability. The recognition and measurement guidance for debt issuance costs is not affected by the amendments in this update. The Company adopted this guidance during the year ended December 31, 2016, and applied it retrospectively. The impact of the adopted guidance to the Company’s consolidated financial statements for the year ended January 2, 2016, was a decrease of $834,578 to deferred financing costs, a decrease of $813,302 to long-term debt, and a decrease of $21,276 to the revolving line of credit.
In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. ASU 2015-17 requires an entity to classify deferred tax liabilities and deferred tax assets as non-current in a classified balance sheet. ASU 2015-17 is effective for annual periods beginning after December 15, 2017, although early adoption is permitted. The Company is in the process of evaluating the impact of ASU 2015-17 on its consolidated financial statements.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires organizations that lease assets (lessees) to recognize the assets and related liabilities for the rights and obligations created by the leases on the balance sheet for leases with terms exceeding 12 months. The standard defines a lease as a contract or part of a contract that conveys the right to control the use of identified assets for a period of time in exchange for consideration. The lessee in a lease will be required to initially measure the right-of-use asset and the lease liability at the present value of the remaining lease payments, as well as capitalize initial direct costs as part of the right-of-use asset. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2019. Early adoption is permitted. The Company is in the process of evaluating the impact of ASU 2016-02 on its consolidated financial statements.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2016

NOTE B - COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS
Information relative to the Company’s uncompleted contracts is as follows:

December 31, 2016

Costs incurred on uncompleted contracts	$60,464,816
Less billings to date	(52,724,235)
Less allowance for losses on uncompleted contracts	(40,000)

Total	$7,700,581
NOTE C - PROPERTY, PLANT AND EQUIPMENT
Major classifications of property, plant and equipment and their estimated useful lives are summarized as follows:

	December 31, 2016	Useful life
Buildings and building improvements	$824,058	5 - 39 years
Machinery and equipment	29,537,683	1 - 10 years
Internally developed software	2,519,038	3 years
Total property, plant and equipment	32,880,779

Less accumulated depreciation	17,649,103

Property, plant and equipment, net	$15,231,676
Depreciation expense totaled $6,952,184 for the year ended December 31, 2016.
Costs related to internally developed software are expensed as incurred until deemed technologically feasible. Once feasibility is established, internally developed computer software is carried at cost and amortized over 36 months beginning when the software is ready to be marketed or based on units sold.
The Company closed its Sheboygan, Wisconsin, production facility in late 2015. At that time, the Company adopted a plan to dispose of the land parcel, building and building improvements owned at the site. The Company actively marketed the property as commercial real estate readily available for sale to the open public. The facility was sold in late 2016, and the Company recognized a loss on disposal of $188,185.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2016

NOTE D - OTHER INTANGIBLE ASSETS
Intangible assets other than goodwill comprise the fair value allocated to existing customer relationships, non-compete agreements with key employees, technology, backlog, proprietary software and trademarks at the time of the acquisition. Amortization expense related to these intangible assets totaled $4,653,611 for the year ended December 31, 2016.
The cost and accumulated amortization of intangible assets follows:

	December 31, 2016	Weighted- average useful life

Customer relationships	$23,075,000	7.74 years
Non-compete agreements	450,000	4.33 years
Technology	7,300,000	8.00 years
Backlog	1,293,000	0.91 years
Proprietary software	3,150,000	4.76 years
Trademarks	6,578,000	2.40 years

Total intangible assets	41,846,000

Less accumulated amortization	(26,865,590)

Other intangible assets, net	$14,980,410
Future annual amortization expense is as follows at December 31, 2016:

2017	$4,380,833
2018	4,024,167
2019	3,408,750
2020	2,231,667
2021	340,000
Thereafter	594,993

$14,980,410
NOTE E - DEFERRED FINANCING COSTS
In conjunction with a financing transaction on August 27, 2012, the Company incurred and capitalized financing fees in the amount of $1,549,445. In conjunction with the acquisitions of Photo Science and Watershed Sciences, the Company incurred and capitalized financing fees in the amount of $390,608 and $50,000, respectively. In conjunction with an amendment to the terms of the financing arrangement on May 12, 2015, the Company incurred and capitalized financing fees in the amount of $317,750. These fees are being amortized to interest expense over the term of the related notes using a method that approximates the effective interest method. Net deferred financing fees were $333,832 at December 31, 2016.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2016

Amortization expense totaled $500,746 for the year ended December 31, 2016. Accumulated amortization is $1,705,243 as of December 31, 2016. Amortization expense of $333,832 is expected during the year ending December 31, 2017, resulting in deferred financing costs being fully amortized.
NOTE F - LONG-TERM DEBT
Long-term debt consists of the following at December 31, 2016:

December 31, 2016
Revolving line of credit	$9,000,000
Less deferred financing costs	(8,511)

Revolving line of credit, less deferred financing costs	$8,991,489

Senior term note	$50,022,810
Less deferred financing costs	(325,321)

Senior term note, less deferred financing cost	49,697,489

Less current maturities	(2,100,000)

Long-term debt, less current maturities	$47,597,489
In conjunction with the Photo Science transaction, on July 24, 2013, the Company amended the terms of its financing agreement. The amended agreement expanded the senior term note to $56,000,000 and included a revolving line of credit of $10,000,000 with a sublimit of $7,000,000. The agreement was amended on May 12, 2016, and the revolving line of credit sublimit was raised to $9,000,000. The Company had $9,000,000 outstanding on the revolving line of credit as of December 31, 2016. Principal payments on the senior term note are due in quarterly installments of $700,000 until maturity of the note. The senior term note and revolving line of credit may be prepaid at any time and mature on August 27, 2017. The interest rate on the senior term note and revolving line of credit is LIBOR, defined as the greater of 1.25% or the published LIBOR plus a margin of 5.50%. In conjunction with an amendment to the terms of the financing agreement on May 12, 2015, a payable in-kind (PIK) component was added. The interest rate on the PIK component is determined by reference to the senior debt leverage ratio determined for the most recently ended fiscal quarter and is payable in-kind by increasing the outstanding principal balance of the senior term note. The effective rate on the senior term note and revolving line of credit was 7.75% at December 31, 2016. In addition, there is a fee based on the unused portion of the revolving line of credit, payable quarterly at a rate of 0.63%.
Borrowings are collateralized by substantially all of the assets of the Company. The agreements require compliance with certain affirmative and negative covenants including, but not limited to, fixed charge coverage and maximum leverage ratio, maximum capital expenditures, maximum cash dividend, maximum stockholder redemptions and indebtedness. The Company was in compliance with or has obtained waivers for all covenants.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2016

On August 25, 2017, the Company amended the terms of its financing agreement to extend the maturity date to November 27, 2017. In conjunction with this amendment, a principal payment of $700,000 was required in September of 2017.
On November 17, 2017, the Company terminated its previous financing agreement and entered into a new credit agreement (Credit Agreement). The Credit Agreement established a term loan in an aggregate original principal amount of $62,000,000 and a revolving line of credit of $5,000,000, for a total borrowing capacity of $67,000,000. The term loan and the revolving line of credit bear interest at a variable rate. The term loan and line of credit advances may be prepaid at any time and mature on November 17, 2022.
NOTE G - NOTES PAYABLE
In September 2014, the Company entered into a note payable with a vendor for the purchase of a sensor system. The initial principal balance of the note was $2,143,700 at an interest rate of 3.00%, requiring monthly payments of $121,943 through May 2016. In 2015, the Company entered into additional notes payable with vendors for the purchase of sensors systems and IT equipment. The initial principal balance of the notes was $4,733,082 at interest rates from 0.00% to 3.50%, requiring monthly payments through January 2017. The balance outstanding on the notes was $-0- as of December 31, 2016.
NOTE H - INCOME TAXES
The benefit for income taxes consists of the following for the year ended December 31, 2016:

December 31, 2016
Current (benefit) provision
Federal	$—
State	41,976

Deferred benefit
Federal	(1,971,244)
State	(142,331)

Total	$(2,071,599)
The Company recorded an income tax receivable balance of approximately $57,000 at December 31, 2016. The income tax receivable is recorded in prepaid expenses and other current assets on the accompanying consolidated balance sheet.
The Company has recognized tax-deductible goodwill of $8,171,488 to be amortized over a 15-year period.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2016

Deferred tax assets and liabilities reflect temporary differences between financial and tax reporting. Components of deferred tax assets and liabilities as of December 31, 2016, as follows:

December 31, 2016
Deferred tax assets (liabilities)
Current
Accrued compensation	$426,953
Allowance for doubtful accounts	281,557
Other	(128,162)
Valuation allowance	(580,348)
—

Non-current
Property, plant and equipment	(4,028,439)
Intangible assets	(2,611,123)
Transaction costs	341,833
Accrued management fees	380,832
PIK interest	586,585
Federal net operating loss	5,195,647
State net operating loss	563,650
Other	92,004
Valuation allowance	(520,989)

—

Net deferred taxes	$—
Management has determined that, based on reversals of deferred tax liabilities, expected future operating plans and tax-planning strategies available to the Company, the deferred tax assets at December 31, 2016, are not likely realizable at this time. Therefore, a valuation allowance related to such deferred tax assets has been recorded at December 31, 2016. The Company has net operating loss carryforwards of approximately $15,206,000 that expire at various dates through 2036.
NOTE I - 401(k) RETIREMENT PLAN
The Company has a defined contribution plan, which is qualified under Section 401(k) of the Internal Revenue Code. Eligible employees can contribute up to 25% of their pay. The Company will match employee contributions at a percentage determined annually by the board of directors. In addition, the Company may make discretionary contributions to the plan. Employer contributions to the plan totaled $135,000 for the year ended December 31, 2016.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2016

NOTE J - STOCKHOLDERS’ EQUITY
Common and Preferred Shares
The total number of all classes of capital stock that the Company has the authority to issue is 350,000 shares, divided into two classes, of which 200,000 shares, $1.00 par value, are designated as common stock and 150,000 shares are designated as preferred stock. Preferred stock in the amount of 100,000 shares, $1.00 par value, is designated as Series A Preferred, and preferred stock in the amount of 10,000 shares, $0.01 par value, is designated as Series B Preferred. The Series A Preferred participates equally with the common stock on all cash and stock dividends declared or paid. The Series A preferred is convertible to common stock at the option of the shareholder. The Series A Preferred and Series B Preferred are entitled to cumulative dividends at a rate of 10% and 20% per annum, respectively, on the liquidation value of the stock. No dividends have been declared, and $28,785,005 of unpaid dividends have accumulated as of December 31, 2016. There are 46,766 Series A Preferred shares and 7,000 Series B Preferred shares issued and outstanding at December 31, 2016. There are no common shares issued and outstanding at December 31, 2016.
Share-based Compensation
The Company’s 2012 Equity Incentive Plan (the Plan) permitted the grant of shares to its employees for up to 4,820 shares of common stock. In June 2014, the Plan was amended to increase the permitted shares to be granted to 7,085 shares of common stock. The options expire 10 years after the date of grant. Unless terminated for cause, participants who terminate employment have 90 days to exercise their vested options or they are forfeited. Participants who are terminated for cause may only exercise vested options up to the day of their termination.
There are 2,366 shares available for option grants at December 31, 2016. The amount of compensation expense recognized for the year ended December 31, 2016 was $129,302, with a corresponding amount credited to additional paid-in capital.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2016

The following is a summary of changes in outstanding options for the year ended December 31, 2016:

	Shares	Weighted-average exercise price	Weighted-average remaining contract life (months)

Vested and exercisable at January 2, 2016	848	$1,271	83

Granted	—	—	—
Forfeited	(217)	1,568	96

Outstanding at December 31, 2016	4,798	1,577	89

Vested and exercisable at December 31, 2016	1,164	1,450	85
NOTE K - CONCENTRATION OF CREDIT RISK
The Company periodically maintains deposits in financial institutions in excess of the insurable limits established by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk.
The Company grants credit in the normal course of business to its customers. The Company’s customers come from a wide range of industries. Except as detailed below, concentration of credit risk with respect to revenues is considered minimal due to the Company’s diverse customer base and the customers’ geographic dispersion. As part of its ongoing control procedures, the Company continually monitors the creditworthiness of its customers. The Company does not require collateral or other security to support credit sales.
A large portion of the Company’s business is conducted with federal, state and local governmental agencies. Approximately 41% of the Company’s revenues were generated from contracts with governmental agencies for the year ended December 31, 2016. Governmental agencies also comprised 11% of the Company’s accounts receivable at December 31, 2016.
The Company had one non-governmental agency customer that accounted for 17% of revenues for the year ended December 31, 2016.
NOTE L - RELATED-PARTY TRANSACTIONS
The Company is required to pay management fees to Arlington Capital Partners (ACP) in the amount of $500,000 for the year ended December 31, 2016. ACP is related to Geospatial Holdings Inc. as a majority stockholder and provides financial management and advisory services in exchange for a fee.
As of December 31, 2016, there was $1,000,000, payable to ACP, which is recorded within accrued expenses in the accompanying consolidated balance sheets. As disclosed in note M, the Company leases certain office properties at market rates from a Company director.

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2016

NOTE M - OPERATING LEASES
The Company leases real estate, equipment and vehicles under third-party and related-party operating lease agreements. These leases expire at various dates through 2044 and, in some cases, contain escalating rent clauses and renewal options. For leases with escalating clauses, the Company has recorded rent expense on a straight-line basis. The deferred rent liability associated with these leases is recorded in accrued expenses in the accompanying consolidated balance sheets. Rent expense totaled $2,847,542 for the year ended December 31, 2016. Rent payments made to related parties were $652,665 for the year ended December 31, 2016.
Future minimum lease payments under non-cancellable leases are as follows at December 31, 2016:

	Third party	Related party	Total

2017	$1,630,113	$667,845	$2,297,958
2018	1,182,349	433,059	1,615,408
2019	1,075,162	92,548	1,167,710
2020	843,355	—	843,355
2021	867,610	—	867,610
Thereafter	1,691,936	—	1,691,936

	$7,290,525	$1,193,452	$8,483,977
NOTE N - CAPITAL LEASES
The Company leases certain equipment under agreements that meet the criteria to be classified as capital leases. The cost of equipment under capital leases is included in the accompanying consolidated balance sheet as property, plant and equipment and was $486,233 at December 31, 2016. Accumulated amortization of the leased equipment at December 31, 2016, was $216,104. Amortization of assets under capital leases is included in depreciation expense.
Future minimum lease payments under non-cancellable capital leases are as follows at December 31, 2016:

2017	$161,867
2018	117,721

Total minimum lease payments	279,588

Less amount representing interest	12,741

Present value of minimum lease payments due under capital leases	266,847

Less current maturities	151,581

Capital lease obligations, less current maturities	$115,266

Geospatial Holdings Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2016

NOTE O - COMMITMENTS AND CONTINGENCIES
From time to time, the Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

The Company is self-insured for health benefit claims up to a stop-loss amount per employee per year. The Company records an estimated liability for claims reported and claims incurred but not reported. It is possible that incurred but not reported claims may result in losses in excess of the amount accrued; however, in the opinion of management, any such claims would not have a material adverse impact on the Company's financial position.
NOTE P - ADDITIONAL FINANCIAL INFORMATION
Accrued expenses consist of the following at December 31, 2016:

December 31, 2016

Payroll	$1,265,673
Management and director fees	1,017,833
Accrued vacation	604,596
Other	1,274,664

Total	$4,162,766

NOTE Q - SUBSEQUENT EVENTS
The Company has evaluated subsequent events through November 30, 2017, the date which the consolidated financial statements were originally issued, and through February 26, 2020 (unaudited), the date through which these consolidated financial statements were revised. With the exception of the changes in Notes F and the matter described below, the Company is not aware of any subsequent events which would require recognition or disclosure in these consolidated financial statements.
In 2017, the Company established Quantum Spatial India Private Limited. Quantum Spatial owns 99.99% of this entity with the remaining 0.01% owned by Aero-Metric Holdings Corp. There was no activity at this entity during the year ending December 31, 2016.